SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|X|    Preliminary information statement
|_|    Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))
|_|    Definitive information statement

                                  EPIGEN, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)    Title of each class of securities to which transaction applies:


(2)    Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)    Proposed maximum aggregate value of transaction:


(5)    Total fee paid:

|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


(1)    Amount previously paid:

(2)    Form, schedule or registration statement no.:

(3)    Filing party:

(4)    Date filed:

                                  EPIGEN, INC.
                              INFORMATION STATEMENT

                               GENERAL INFORMATION

General
-------

     Epigen, Inc., a Delaware corporation (the "Company") is providing this Information Statement (this "Information Statement"), which is being mailed or furnished on or about October __, 2001 to the holders of the Company's common stock, par value $0.001 per share (the "Common Stock") and the holders Series A preferred stock, par value $0.001 per share (the "Series A Preferred"), as notification that on October __, 2001 the holder of a majority of votes represented by the issued and outstanding shares of Common Stock and Series A Preferred, voting together as a single class (the "Majority Stockholder"), by means of a written consent in lien of a special meeting of the stockholders (the "Written Consent"), voted in favor of amending and restating the Company's certificate of incorporation (the "Charter Amendment"):

     1. to effect a 1-for-10 reverse stock split of the Company's issued and outstanding Common Stock, Series A Preferred and Series B Preferred (the "Reverse Stock Split") and make the additional conforming changes to the rights, preferences and privileges of the Series A Preferred and Series B Preferred to maintain proportionality of such rights, preferences and privileges between the holders of different classes of the Company's capital stock adjustments as a result of the Reverse Stock Split; and

     2. to provide for indemnification of directors, officers and corporate agents of the Company (the "Indemnification Provisions"); and

     3. to extend the date of the mandatory redemption of the Company's Series B Preferred Stock to March 31, 2002 from August 31, 2001 (the "Series B Preferred Redemption Date Extension").

     THIS IS AN INFORMATION STATEMENT AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Stock and Series A Preferred entitled to vote or give an authorization or consent in regard to the actions authorized by the Written Consent, of the actions to be taken pursuant to the Written Consent. In addition, this Information Statement will serve as notice to the stockholders pursuant to
Section 228 of the Delaware General Company Law (the "DGCL") of the approval of the Charter Amendment by less than unanimous written consent of the stockholders.

Incorporation By Reference
--------------------------

     Incorporated   by  reference  into  this   Information   Statement  is  the
information set forth in the following documents:

     o the Company's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2000, 1999 and 1998; and

     o the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001.

     We will furnish to any person to whom this Information Statement is delivered, without charge, a copy of these documents upon written or oral request to the attention of Donald Fresne, 69 North Tower Hill Road, P.O. Box L, Millbrook, NY 12545 (845) 677-5317. A copy of any exhibits to these documents will be furnished to any stockholder upon written or oral request and payment of a nominal fee.

Action by Written Consent
-------------------------

     Pursuant to Section 228 of the DGCL, any action that may be taken at a meeting of the stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action or actions so taken, is signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Company. The Charter Amendment requires a vote of a majority of the votes entitled to be cast by holders of the issued and outstanding shares of the Common Stock and Series A Preferred, voting together as a single class.

Record Date
-----------

     The Board of Directors fixed October 15, 2001 (the "Record Date") as the record date for determining the stockholders entitled to vote and receive notice of the Charter Amendment. Only stockholders of record of the Company at the close of business on the Record Date are entitled to receive this Information Statement.

Date, Time and Place Information
--------------------------------

     The Written Consent was executed by the Majority Stockholder and delivered by the Majority Stockholder to the Company's principal executive offices at 69 North Tower Hill Road, P.O. Box L, Millbrook, NY 12545 on October 9, 2001.

Effectiveness of Charter Amendment
----------------------------------

     In accordance with the regulations promulgated under the Exchange Act, the authorization of the Charter Amendment may not become effective until 20 calendar days after the Company has mailed this Information Statement to its stockholders. Prior to the expiration of this 20-day period, the Company intends to file an Amended and Restated Certificate of Incorporation (the "Restated Charter"), a copy of which is annexed hereto as Exhibit A, with the Secretary of State of the State of Delaware (the "Secretary of State"), which shall become effective and effectuate the Charter Amendment at the expiration of the 20-day period (the "Effective Date").

Voting Securities
-----------------

     COMMON STOCK. On the Record Date, there were 13,935,972 shares of the Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on the matters put to a vote of the Company's stockholders.

     SERIES A PREFERRED. On the Record Date, there were 1,843,306 shares of the Series A Preferred issued and outstanding. Prior to the Charter Amendment each share of Series A Preferred entitles its holder to a vote equivalent to thirty
(30) shares of Common Stock on all matters put to a vote of the Company's stockholders, voting together with the holders of Common Stock as a single class.

     The Company's stockholders entitled to vote were calculated, as of the Record Date, in order to determine the Majority Stockholder. On the Record Date, the Majority Stockholder owned or had the right to vote directly or indirectly 2,576,672 shares of Common Stock and 1,687,165 shares of Series A Preferred (equal to the right to vote 50,615,010 shares of Common Stock), constituting approximately 76.75% of the votes entitled to be cast in votes of the Company's stockholders. All of the shares owed by the Majority Stockholder consented to the Charter Amendment.

     SERIES B PREFERRED. The shares of Series B Preferred are not presently deemed issued and outstanding and thus carries no voting rights. However, in recognition of the status of the holders of Series B Preferred prior to the Mandatory Redemption Date and the fact that the Mandatory Redemption Date will be extended and the rights, preferences and privileges of the Series B Preferred will be restored upon the effectiveness of the Restated Charter, the holders of the Series B Preferred have unanimously approved the Charter Amendment. See --"Action 3 - The Series B Preferred Redemption Date Extension."

Security Ownership of Certain Beneficial Holders and Management
---------------------------------------------------------------

       The following table provides certain information, as of the Record Date, as to the beneficial ownership of the Common Stock, Series A Preferred and Series B Preferred of the Company for (i) each director and nominee, (ii) each Named Executive Officer (as defined in the "Executive Compensation" section of the Company Form 10-KSB filed with the Securities and Exchange Commission (the "Commission")), (iii) the directors and Named Executive Officers of the Company as a group (based upon information furnished by such persons) and (iv) any person owning more than 5% of the Common Stock, Series A Preferred or Series B Preferred.

                                         Common Stock            Series A Preferred          Series B Preferred
                                  --------------------------  --------------------------  --------------------------
                                    Number of                   Number of                  Number of
                                     Shares                      Shares                      Shares                    Percent of
                                  Beneficially    Percent     Beneficially    Percent     Beneficially    Percent     Total Voting
Name and Address                   Owned (1)    of Class (2)    Owned (1)   of Class (3)    Owned (1)   of Class (4)    Power (5)
----------------                  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Donald C. Fresne (6)                6,991,868      37.99%       2,072,747     93.00%              0          *           76.75%
P.O. Box L
69 North Tower Hill Road
Millbrook, NY 12545

L. Courtney Schroder (7)              168,995       1.21%               0        *                0          *              *
25 Blackburn Road
Manhasset, NY 11030

Richard E. Kent (8)                   572,995       4.01%         106,141      4.80%              0          *            4.92%
49 Bourne Point Road
Wareham, MA 02571

W. James Tozer, Jr. (9)             2,422,308      16.57%          50,000      2.20%         75,000       20.00%          4.69%
Vectra Management Group
65 East 55th Street
9th Floor
New York, NY 10022

Lionel Goldfrank III (10)           4,320,422      27.88%               0        *           75,000       20.00%          3.74%
1120 Fifth Avenue
New York, NY 10128

David C. Clapp (11)                 2,008,850      14.06%               0        *           75,000       20.00%          2.39%
160 East 72nd Street
New York, NY 10021

Richard D. Field (12)                 827,900       5.90%               0        *                0          *            1.05%
49 Locust Avenue,
Suite 104
New Canaan, CT 06840

Christy Parsons                       753,840       5.41%               0        *                0          *            1.09%
7 East 81st Street
New York, NY 10028

Paul N. Schnipelsky, Ph.D. (13)        50,000         *                 0        *                0          *              *
253 Edgerton Street
Rochester, NY 14607

John L. Daiss, Ph.D. (13)              25,000         *                 0        *                0          *              *
299 Mulberry Street
Rochester, NY 14620

All Directors and                   7,808,858      41.48%       2,178,888     97.80%              0          *           82.00%
Executive Officers as a
group (5 persons)

* Indicates beneficial ownership of less than one (1%) percent.

(1)  A person is deemed to be the  beneficial  owner of  securities  that such person can acquire  upon the  exercise of options and warrants and  conversion of  convertible  securities as of and within the 60 days  following the Record
     Date.  Each  beneficial  owner's  percentage of ownership is  determined  by assuming  that  options,  warrants and convertible  securities  that are held by such  person  (but not  those  held by any  other  person)  and which are exercisable  as of and within 60 days  following  the date of this table have been  exercised  and  converted.  For purposes of the footnotes that follow,  "currently exercisable" means options,  warrants and convertible securities that are exercisable or convertible as of and within 60 days following the date of this table.  Except as indicated
     in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

                                      -5-


(2)  Based upon 13,935,972 shares of Common Stock issued and outstanding as of the Record Date.

(3)  Based upon 1,843,306 shares of Series A Preferred issued and outstanding as of the Record Date.

(4)  Based upon 375,000 shares of Series B Preferred issued and outstanding as of the Record Date.

(5)  Represents  the total voting power based upon  13,935,972  shares of Common Stock and 1,843,306  shares of Series A
     Preferred,  but does not include any voting power of the Series B Preferred  because until the effectiveness of the
     Restated Charter, such shares have no voting rights, nor Mr. Fresne's right to acquire 383,582 additional shares of
     Series A Preferred  because such additional  shares are not outstanding or the right of any other person to acquire additional shares of the Company's voting securities through the exercise of options, warrants or other rights.

(6)  Included in the shares  reported by Mr.  Fresne are (i) 17,026  shares of Common Stock owned by Biotag,  Inc.,  the former general  partner of the COD Associates,  L.P., the predecessor to the Company,  which is wholly-owned by Mr.
     Fresne,  (ii) 325,702  shares of Common Stock  issuable  upon  exercise of currently  exercisable  warrants,  (iii)
     3,374,330  shares of Common Stock  underlying  1,687,165  shares of Series A Preferred Stock presently owned by Mr.
     Fresne and (iv) 767,164 shares of Common Stock underlying  383,582 shares of Series A Preferred Stock issuable upon conversion  of certain  debts owed by the Company to Mr.  Fresne at the rate of $1.00 of debt per share of Series A
     Preferred Stock. In light of the Company's  financial  condition,  Mr. Fresne has opted not to be paid a portion of his salary and life insurance premium payments and related interest thereon aggregating  $383,582 through September
     30, 2001. The outstanding  amount of such obligation is evidenced by the Company's  convertible  promissory note to
     Mr. Fresne.  In the event Mr. Fresne were to convert all of such accrued amount, he would receive 383,582 shares of
     Series A Preferred,  which shares are convertible  into 767,164 shares of Common Stock.  Pursuant to an Amended and
     Restated  Employment  Agreement dated as of November 1, 1999,  between Mr. Fresne and the Company,  the Company has agreed to issue to Mr.  Fresne  additional  shares of Common  Stock for no further  consideration  in the event the
     Company issues equity securities for cash or upon conversion of debt owed by the Company or for services or for any other  consideration  such that the number of shares owned by Mr. Fresne,  beneficially  or of record,  shall, on a fully diluted basis, equal to 33-1/3% of the issued and outstanding shares of the Common Stock.

(7)  Included in the shares  reported  by Mr.  Schroder  are 1,705  shares of Common  Stock  issuable  upon  exercise of currently exercisable options.

(8)  Included in the shares  reported  by Mr. Kent are 131,737  shares of Common  Stock  issuable  upon the  exercise of currently exercisable options and 212,282 shares of Common Stock underlying 106,141 shares of Series A Preferred.

(9)  Included in the shares held by Mr. Tozer are (i) 500,000  shares of Common Stock shares  issuable upon the exercise of currently exercisable warrants, (ii) 100,000 shares of Common Stock issuable upon conversion of 50,000 shares of
     Series A Preferred and (iii) 75,000 shares of Common Stock issuable upon  conversion of 75,000 shares of the Series
     B Preferred (assuming convertibility of the shares of Series B Preferred will be restored upon effectiveness of the
     Restated  Charter).  The number of shares of Common Stock into which such warrants and shares of Series B Preferred are convertible is subject to adjustment based on the closing price of the sale of the Company's  securities in the event of a successful closing of an equity financing. Pursuant to an agreement dated as of May 4, 1999, the Company and Mr.  Tozer  agreed that in exchange  for his capital  contributions  to that date,  to the extent that  capital contributions  by third  parties  subsequent  thereto  and prior to the date the  Company  enters  into a strategic partnership  with a major  pharmaceutical  firm reduce Mr.  Tozer's  holdings of Common Stock to less than 10% on a fully diluted basis, the Company shall issue to Mr. Tozer, for no additional  consideration,  that number of shares of Common Stock necessary to bring his aggregate  percentage  interest in the Common Stock on a fully diluted basis to 10%. In addition,  to the extent a strategic  partner of the Company purchases shares of Common Stock at a price of less than $200,000 per 1% of the Company's  issued and outstanding  Common Stock, Mr. Tozer shall be entitled to receive,  for no additional  consideration,  the number of shares of Common Stock  necessary to bring his aggregate percentage interest in Common Stock on a fully diluted basis to 10%.

                                      -6-


(10) Included in the shares held by Mr. Goldfrank are (i) 1,296,429 shares of Common Stock issuable upon the exercise of currently exercisable warrants, (ii) 75,000 shares of Common Stock issuable upon conversion of 75,000 shares of the
     Series B Preferred (assuming convertibility of the shares of Series B Preferred will be restored upon effectiveness of the Restated  Charter) and (iii) 357,143  shares of Common Stock issuable upon  conversion of a promissory  note from the Company to Mr.  Goldfrank in the  original  principal  amount of $200,000.  The number of shares of Common
     Stock into which such warrants and shares of Series B Preferred are  convertible is subject to adjustment  based on the  closing  price of the sale of the  Company's  securities  in the event of a  successful  closing  of an equity financing.

(11) Included  in the  shares  held by Mr.  Clapp  are (i)  156,845  shares  of Common  Stock  held by a family  limited partnership  of which Mr. Clapp is a principal,  (ii) 75,000  shares of Common Stock  issuable  upon  conversion of
     75,000  shares of the Series B  Preferred  (assuming  convertibility  of the shares of Series B  Preferred  will be restored upon effectiveness of the Restated Charter), (iii) an aggregate of 118,182 shares of Common Stock issuable upon the exercise of currently  exercisable warrants and (iv) 160,000 shares of Common Stock presently owned by Mr.
     Fresne and subject to a call option in favor of Mr. Clapp through  December 28, 2002 at a price of $2.66 per share.
     The number of shares of Common  Stock into which such shares of Series B Preferred  are  convertible  is subject to adjustment based on the closing price of the sale of the Company's  securities in the event of a successful closing of an equity financing.

(12) Included in the shares held by Mr. Field are 100,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants.

(13) Composed of options to purchase  Common Stock  granted  pursuant to such  person's  Employment  Agreement  with the
     Company dated as of May 9, 2001.

                                   ACTION ONE

                               REVERSE STOCK SPLIT

     The Company's Board of Directors unanimously and the Majority Stockholder have approved a 1-for-10 reverse stock split of the Company's issued and outstanding Common Stock and Series A Preferred and the Majority Stockholder has approved and the holders of the Series B Preferred have unanimously consented to a 1-for-10 reverse stock split of the Company's issued and outstanding Series B Preferred.

     Twenty calendar days after the Company has mailed this Information Statement to its stockholders, the Restated Charter including the Reverse Stock Split, as well as certain other changes to the rights, preferences and privileges of the Series A Preferred and Series B Preferred to conform with the reverse split of the Common Stock (as described below under the heading - "Principal Effects of the Reverse Stock Split"), will be effective and each certificate representing shares of Common Stock, Series A Preferred and Series B Preferred outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed, automatically and without any action on the part of the Company's stockholders, to represent one-tenth of the number of shares of Common Stock, Series A Preferred and Series B Preferred, respectively, after the Reverse Stock Split (the "New Shares"); provided that no fractional New Shares will be issued as a result of the Reverse Stock Split.

     Pursuant to the Restated Charter, if Old Shares held by any record owner are not evenly divisible by ten, each such holder will receive a whole share of Common Stock, Series A Preferred or Series B Preferred in lieu of fractional shares of such stock into which such holder would otherwise be entitled (hereinafter, "rounding up"). After the Reverse Stock Split becomes effective, each holder of shares of Common Stock, Series A Preferred and Series B Preferred will be asked to surrender the certificate or certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal that the Company will send to each such stockholder. Upon such surrender, a certificate representing the New Shares will be issued and forwarded. However, each certificate representing Old Shares will continue to be valid and represent (subject to any fractional share adjustments) New Shares equal to one-tenth the number of Old Shares until surrendered. The Common Stock, Series A Preferred and Series B Preferred issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The relative voting and other rights that presently characterize the Old Shares of Common Stock, Series A Preferred and Series B Preferred will not be altered by the Reverse Stock Split.

     The number of authorized, non-reserved and unissued shares of Common Stock presently available for issuance by the Company is not large enough to permit the Company to close its proposed Private Placement (as defined below) and fulfill its other obligations to issue securities in accordance therewith thus; the Company is required to effect the Reverse Stock Split.

Principal Effects of the Reverse Stock Split
--------------------------------------------

     On the Record Date, the Company had approximately _________ holders of record of Common Stock, three (3) holders of record of Series A Preferred and five (5) holders of record of Series B Preferred. These numbers does not include an indeterminate number of beneficial holders of Common Stock whose shares are held by brokers in "street name." The Company has no plans for the cancellation or purchase of shares of Common Stock, Series A Preferred or Series B Preferred from individuals holding a small number of such shares other than fractional shares after the Reverse Stock Split or to deregister the Common Stock under the Exchange Act.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split may reduce the number of stockholders and thereby adversely affect the registration of the Common Stock under the Exchange Act. The Company does not expect that trading will resume in the near future after the Reverse Stock Split, unless and until there is a secondary public offering of the Company's Common Stock.

     The principal effects of the Reverse Stock Split will be as follows:

     o the Reverse Stock Split will decrease the issued and outstanding shares of Common Stock, Series A Preferred and Series B Preferred by approximately ninety percent (90%), and thereafter approximately 1,393,597 shares of Common Stock, 184,330 shares of Series A Preferred and 37,500 shares of Series B Preferred will be issued and outstanding. The Reverse Stock Split will not affect any proportionate equity interest of holders of Common Stock, Series A Preferred or Series B Preferred in the Company (subject to the provisions for rounding up to eliminate the issuance of fractional shares);

     o the number of shares of Common Stock into which the Series A Preferred and Series B Preferred may be converted shall be proportionately adjusted;

     o approximately 48,606,403 shares of Common Stock, 115,670 shares of Series A Preferred and 12,500 shares of Series B Preferred will be available for future issuance by the Board of Directors without further action by the stockholders;

     o the per-share loss and net book value of the Common Stock may increase because there will be fewer shares of Common Stock issued and outstanding;

     o the par value of the Common Stock, Series A Preferred and Series B Preferred will each be increased from $0.001 per share to $0.01 per share; and

     o the Restated Charter will amend the following rights, preferences and privileges of the Series A Preferred and Series B Preferred so as to make the necessary proportional adjustments as a result of the Reverse Stock Split of the Common Stock:

          (i) the total number of authorized shares of Series A Preferred will be reduced from Three Million (3,000,000) shares to Three Hundred Thousand (300,000) shares and the total number of authorized shares of Series B Preferred will be reduced from Five Hundred Thousand (500,000) shares to Fifty Thousand (50,000) shares; and

          (ii) the liquidation preference of the Series A Preferred will be increased from $1.00 per share to $10.00 per share.

     The Company's current stockholders could suffer a dilution of their present equity ownership position and voting rights as the result of an issuance of additional shares of Common Stock or Preferred Stock depending on the number of shares issued and the terms and conditions of the issuance. In addition, to the extent those who are issued shares of Common Stock or equity or debt securities convertible into Common Stock are given the right to designate certain members of the Company's Board of Directors, those new security holders may have the ability to materially affect the outcome of matters and decisions voted on by the Board of Directors.

     The Reverse Stock Split will affect all of the Company's stockholders uniformly and will not affect the Company's stockholders percentage ownership interests or proportionate voting power, except for minor adjustments resulting from the rounding-up of fractional shares.

     In the event the Common Stock resumes trading, the Reverse Stock Split may result in certain of the Company's stockholders owning "odd lots" (i.e. a number of shares of Common Stock not divisible by 10). Stockholders owning "odd lots" may experience higher costs associated with selling their shares in the open market.

Reasons for the Reverse Stock Split
-----------------------------------

     The Company is currently proposing to offer between $5,000,000 and $7,000,000 of its equity securities in a private placement (the "Private Placement"). The units offered to investors in the Private Placement through an investment banking firm will consist of shares of a new series of preferred stock convertible into shares of Common Stock, and warrants to purchase shares of Common Stock. In addition, the Company recently closed a bridge loan financing (the "Bridge Loan"), pursuant to which the Company sold an aggregate of $500,000 of Bridge Loan promissory notes convertible into the equity securities issued in the Private Placement at a 10% discount to the price at which such securities are issued to purchase an aggregate of 223,214 shares of Common Stock, for an aggregate exercise price of $250,000.

     Taking into account the shares issuable in respect of the Bridge Loan and the anticipated Private Placement, and the various anti-dilution rights of existing stockholders and warrant holders triggered by each of these transactions, the Company could be required to issue or reserve approximately 47,024,129 shares of Common Stock for issuance upon conversion of such new series of preferred stock, the promissory notes and the exercise of the newly issued warrants and compliance with the anti-dilution rights of certain other holders of the Company's securities that would be triggered thereby.

     Of the 50,000,000 shares of Common Stock authorized, the Company currently has issued and outstanding 13,935,972 shares of Common Stock. In addition, the Company has reserved 3,884,406 shares of Common Stock for issuance upon conversion of the Series A Preferred and 375,000 shares of Common Stock for issuance upon conversion of the Series B Preferred (assuming the Series B Preferred will be restored upon effectiveness of the Restated Charter). Furthermore, the Company has reserved 2,546,803 shares of Common Stock for issuance upon exercise of outstanding warrants, 924,576 shares of Common Stock for issuance pursuant to various stock options granted to certain of the Company's employees and directors and 982,625 shares pursuant to various other obligations to issue shares of the Company's Common Stock. The remaining 27,725,618 shares available for issuance and not reserved will not be sufficient to accommodate the aggregate number of shares of Common Stock required to be issued in connection with the Bridge Loan, the anticipated Private Placement and the shares to be issued in respect of various anti-dilution rights.

     In unanimously recommending the Reverse Stock Split, the Board of Directors believes that the Reverse Stock Split of the Common Stock is necessary to enable the Company to consummate the Private Placement while maintaining an attractive price per share and that the Reverse Stock Split of the Series A Preferred and Series B Preferred is necessary to make the necessary proportional adjustments to the rights, preferences and privileges of the Series A Preferred and Series B Preferred as a result of the Reverse Stock Split of the Common Stock.

Exchange of Stock Certificates
------------------------------

     As soon as practicable after the Reverse Stock Split is effected, the Company will send a letter of transmittal to the holders of Common Stock, Series A Preferred and Series B Preferred containing instructions for the surrender of certificate(s) representing Old Shares. The completed and signed letter of transmittal should be returned to the Company, together with the certificate(s) representing Old Shares. Holders of shares of Common Stock, Series A Preferred and Series B Preferred will be entitled to receive certificates representing the number of New Shares into which the Old Shares have been reverse split as a result of the Reverse Stock Split, as well as New Shares in lieu of fractional New Shares (rounded up to the nearest whole), into which the Series A Preferred (or in the case of Series B Preferred, units issued in connection with the Private Placement) was convertible, if applicable. YOU SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. No new certificates will be issued until the outstanding certificate(s) have been surrendered to the Company, together with the properly completed and executed letter of transmittal. Until surrendered, each certificate representing Old Shares will be deemed for all corporate purposes after the Reverse Stock Split is effected to evidence ownership of New Shares in the appropriately reduced number.

     The Company's stockholders whose shares are held of record by their brokerage firm or other nominees need not take any action to exchange such shares. The brokerage firm or other nominee, as the record holder of such shares of Common Stock, will receive the letter of transmittal and will be required to surrender the certificates representing the Old Shares, together with the completed and executed letter of transmittal, in order to receive certificate(s) representing New Shares.

     No service charge will be payable by holders of shares of Common Stock, Series A Preferred and Series B Preferred for exchanging certificates. The Company will bear all such expenses.

Federal Income Tax Consequences
-------------------------------

     The following general description of certain anticipated significant U.S. federal income tax consequences to U.S. Holders (as defined below) is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement, all of which are subject to change at any time, possibly with retroactive effect. The Company has not sought and will not seek any rulings from the Internal Revenue Service, nor has it sought or received any opinion of counsel, with respect to any of the matters discussed herein, and there can be no assurance that the Internal Revenue Service or a court will not disagree with one or more of the conclusions set forth herein. Moreover, this discussion deals only with persons who hold the Company's stock as a "capital asset" within the meaning of Section 1221 of the Code, and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, tax exempt investors, dealers in securities or currencies, U.S. expatriates, persons holding the Company stock as a hedge against currency risk or as a position in a straddle, hedge, conversion, constructive sale or another integrated transaction for tax purposes or U.S. Holders, as defined below, whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. federal estate or gift tax laws or U.S. state, local or non-U.S. tax laws.

     Holders of the Company's stock are urged to consult their own tax advisors concerning the consequences, in their particular circumstances, of the Reverse Stock Split under the U.S. federal tax laws and the laws of any relevant state, local or non-U.S. taxing jurisdiction.

     As used in this section, the term "U.S. Holder" means a beneficial owner of the Company's stock that is for U.S. federal income tax purposes:

     o    a citizen or resident of the U.S.;

     o a corporation or partnership, created or organized in or under the laws of the U.S. or of any political subdivision thereof, other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations;

     o an estate whose income is subject to U.S. federal income tax regardless of its source; or

     o a trust (i) if, in general, a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     The Reverse  Stock Split will  qualify as a  recapitalization  described in
Section 368(a)(1)(E) of the Code.

     1. The Company will not recognize any gain or loss in connection with the Reverse Stock Split.

     2. Holders of shares of the Common Stock, Series A Preferred and Series B Preferred will not recognize any gain or loss in the exchange of their Old Shares for New Shares.

     3. The aggregate tax basis of the New Shares to be received in the Reverse Stock Split (including New Shares resulting from the rounding-up of fractional shares) will be the same as the aggregate tax basis of the Old Shares surrendered in exchange therefor.

     4. The holding period of the New Shares to be received in the Reverse Stock Split (including New Shares resulting from rounding-up of fractional shares) will include the holding period of the Old Shares surrendered in exchange therefor.

                                   ACTION TWO

                           INDEMNIFICATION PROVISIONS

General
-------

     The Company's Certificate of Incorporation does not presently contain a provision indemnifying the Company's directors, officers and corporate agents. Sections (a) through (h) of Article VII of the Restated Charter reflect the provisions of the DGCL, as recently amended, and, as discussed below, provide rights to indemnification to the Company's directors, officers and corporate agents.

Principal Effects of the Charter Amendment
------------------------------------------

     The Restated Charter provides for indemnification of the Company's directors, officers and corporate agents to the fullest extent permitted under applicable law as from time to time in effect, with respect to expenses, liability or loss actually and reasonably incurred by any person in connection with any actual or threatened proceeding (as defined in the Restated Charter) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor of the Company or of another entity or enterprise at the request of such predecessor corporation.

     The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; PROVIDED, HOWEVER, that if the DGCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay the Company if it is ultimately determined that he or she was not entitled to indemnification.

     Directors and officers would not be indemnified for loss, liability or expenses incurred in connection with proceedings brought against such persons other than in the capacities in which they serve the Company. Under the Restated Charter, the Company may, although it has no present intention to do so, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers.

     The Restated Charter provides that such rights are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise. The Restated Charter specifies that the right to indemnification is a contract right. The Restated Charter also provides that a person seeking indemnification from the Company may bring suit against the Company to recover any and all amounts entitled to such person provided that such person has filed a written claim with the Company and has failed to pay such claim within sixty days of receipt thereof. In addition, the Restated Charter authorizes the Company to purchase and maintain indemnity insurance, if it so chooses, to guard against future expense.

     The Restated Charter provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Restated Charter provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Restated Charter also provides that to the extent any director or officer who is, by reason of such a position, a witness in any proceeding, he or she shall be indemnified for all reasonable expenses incurred in connection therewith. Under the DGCL, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under the DGCL and the Restated Charter, the Company will be permitted to indemnify its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly provided for under the DGCL.

Reasons for the Charter Amendment
---------------------------------

     As part of the 1986 legislation permitting a corporation to limit or eliminate the liability of directors, the Delaware General Assembly amended the provisions of the DGCL governing indemnification to clarify and broaden the indemnification rights which corporations may provide to their directors, officers and other corporate agents. The legislative commentary to the law states that it is "intended to allow Delaware companies to provide substitute protection, in various forms, to their directors and to limit director liability under certain circumstances."

     In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved, and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Additionally and as a result, directors and officers liability insurance of meaningful scope has become increasingly expensive and difficult to obtain.

     Although the Company's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date, the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of the Company, thereby making it difficult for the Company to attract highly qualified directors. This is particularly true for directors who are not also officers of the corporation.

     The broad scope of indemnification now available under the DGCL, as reflected in the Restated Charter, will allow the Company to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance the Company's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of the Company with regard to the best interests of the Company and its stockholders.

No Dissenter's Rights
---------------------

     The Delaware General Corporation Law does not entitle the holders of Common Stock to dissenters' rights with respect to the Charter Amendment.

                                  ACTION THREE

                THE SERIES B PREFERRED REDEMPTION DATE EXTENSION

     As of September 14, 2001, the holders of the issued and outstanding shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred") unanimously agreed to extend the Mandatory Redemption Date in Section 3 of the Certificate of Designation of the Series B Preferred (the "Series B Preferred Certificate of Designation") from August 31, 2001 to March 31, 2002 (the "Redemption Date Extension").

     The Redemption Date Extension will become effective upon the expiration of the 20-day waiting period following the mailing of this Information Statement to the Company's stockholders.

Reasons for the Redemption Date Extension
-----------------------------------------

     In accordance with Section 3 of the Series B Preferred Certificate of Designation, on August 31, 2001 (the "Mandatory Redemption Date"), the Company was required to redeem all the issued and outstanding shares of Series B Preferred.

     In order to effectuate the redemption, the Company would have been required to expend approximately $375,000 in cash. The Company did not have, nor does it presently have, cash available to effectuate the redemption, thus requiring the need to effectuate the Redemption Date Extension. In addition, the holders of the Series B Preferred, as evidenced by their agreement such the Redemption Date Extension, believed they would be in a better position if they were to agree to the Redemption Date Extension rather than receive a right to be paid in cash that the Company did not have.

Effects of the Redemption Date Extension
----------------------------------------

     Section 3 of the Series B Preferred Certificate of Designation provides that from and after the Mandatory Redemption Date, the holders of shares of Series B Preferred shall have no rights as stockholders with respect to the shares of Series B Preferred Stock so purchased, but shall stand as creditors of the Company for the amount of the repurchase price therefor. Accordingly, following the Repurchase Date, the holders of Series B Preferred were no longer entitled to voting rights (and certain other rights) as stockholders of the Company.

     By extending the Mandatory Redemption Date, upon effectiveness of the Restated Charter, the rights, preferences and privileges of the Series B Preferred as stockholders of the Company shall be restored and the holders of Series B Preferred shall be entitled to voting rights (as well as certain other rights) as stockholders of the Company.


                                       By Order of the Board of Directors

                                       /s/:  Donald C. Fresne
                                       -----------------------------------------
                                       Donald C. Fresne
                                       Chief Executive Officer, Chairman of the
                                       Board of Directors and President

Dated:  October 5, 2001

                                    Exhibit A
                                    ---------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EPIGEN, INC.

                    (Pursuant to Sections 242 and 245 of the Delaware General Corporation Law of the State of Delaware)

     EPIGEN, INC., a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law of the State of Delaware (the "DGCL"),

     DOES HEREBY CERTIFY:

     FIRST: That the name of the corporation is EPIGEN, INC. and that this corporation was originally incorporated pursuant to the DGCL on April 28, 1991 under the name "Epigen, Inc."

     SECOND: That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to submit said amendment and restatement to the stockholders of this corporation for their approval. The resolution setting forth the proposed amendment and restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

                                   ARTICLE I

     The name of this corporation is Epigen, Inc. (referred to herein as the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

Capital Stock
-------------

     The total number of shares of stock which the Corporation shall have authority to issue is Sixty Five Million (65,000,000). Fifty Million (50,000,000) shares shall be common stock, par value $0.01 per share (the "Common Stock") and Fifteen Million (15,000,000) shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), of which Three Hundred Thousand (300,000) shares shall be designated as Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and Fifty Thousand (50,000) shares shall be designated as Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock").

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each series, to fix by the resolutions or resolutions providing for the issue of shares thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

     Effective November __, 2001 (the "Effective Date"), each share of the Corporation's issued and outstanding Common Stock, Series A Preferred Stock and Series B Preferred Stock shall be split on a 1-for-10 basis, respectively.

Preferred Stock
---------------

     The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, certain of the Preferred Stock are as follows:

                            SERIES A PREFERRED STOCK

     1. DESIGNATION. The designation of such series shall be "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and the number of shares constituting such series is Three Hundred Thousand (300,000). The number of authorized shares of Series A Preferred Stock may be increased or reduced by further resolutions of the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or reduction has been so authorized, but the number of shares of Series A Preferred Stock shall not be reduced below 20,000 unless there shall be less than 20,000 shares of Series A Preferred Stock outstanding, in which case the number of shares of Series A Preferred Stock may be reduced to a number of shares equal to the number of such shares outstanding from time to time. Shares of Series A Preferred Stock may either be evidenced by certificates or may be uncertificated in the discretion of the Corporation's Board of Directors; provided, however, that if any such shares are not evidenced by certificates, the Board of Directors of the Corporation shall cause to be made in the corporation's stockholder ledger an entry listing the name and address of each holder of such shares, the date of issuance of such shares to each such holder and the number of such shares so issued.

     2. DIVIDENDS. The Series A Preferred Stock shall not be entitled to any dividend.


     3. REDEMPTION. There shall be no mandatory redemption of the outstanding shares of Series A Preferred Stock. Nothing herein, however, shall prevent the Corporation from repurchasing or redeeming any or all of its outstanding shares of Series A Preferred Stock in accordance with applicable law.

     4. SHARES TO BE RETIRED. All shares of Series A Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued as Preferred Stock, but not as shares of Series A Preferred Stock.

     5.   CONVERSION OR EXCHANGE.

          (a) CONVERSION RIGHT. The holders of Series A Preferred Stock shall have the right at any time to convert all or any portion of such shares of Series A Preferred stock into shares of the Corporation's Common Stock, or such other securities into which such Common Stock shall have been converted or by which such Common Stock shall have been replaced, at the rate of two (2) shares of Common Stock for each one (1) share of Series A Preferred Stock. A holder of shares of Series A Preferred Stock may elect to convert such shares into Common Stock in a single transaction or series of transactions; provided, that in any election involving conversion of less than all of such holders shares of Series A Preferred Stock such holder shall elect to convert not less than twenty percent (20%) of the original amount of such holder's shares of Series A Preferred Stock.

          (b) NOTICE OF CONVERSION. Any holder of outstanding shares of Series A Preferred Stock may elect to convert such shares of Series A Preferred Stock into shares of Common Stock by serving written notice on the Corporation setting forth: (1) the number of shares of such holder's Series A Preferred Stock to be converted; (2) the date by which such conversion must occur, such date being at least thirty (30) and not more than sixty (60) days after the date of such notice; (3) whether such shares of Common Stock are to be evidenced by a single certificate or multiple certificates (in which latter case the denominations of such certificates shall also be set forth); and (4) if such certificates are to be issued in the name or names of a person or persons other than that of the holder of the Series A Preferred Stock so converting, the name(s) and address(es) of such other person(s).

          (c) ISSUANCE OF CERTIFICATES FOR COMMON STOCK. Promptly following the effective date of any conversion in accordance with the written notice from a holder of Series A Preferred Stock, the Corporation shall issue a certificate or certificates evidencing shares of Common Stock into which such shares of Series A Preferred Stock have been converted in accordance with the instructions set forth in such converting holder's notice to the Corporation.

          (d) CERTAIN ADJUSTMENTS.

              (i) Stock Dividends, Splits and Combinations. If at any time or from time to time, the holders of Common Stock become entitled to receive additional shares or less shares because of a stock dividend, stock split or combination of shares, the number of shares of Common Stock into which outstanding shares of Series A Preferred Stock may be converted shall be proportionately and correspondingly adjusted.

               (ii) Reclassifications. If at any time or from time to time, the holders of Common Stock become entitled to receive a different class of stock (the "Entitlement Event"), any holder of outstanding shares of Series A Preferred Stock shall be entitled to receive upon such holder's conversion of shares of Series A Preferred Stock after the Entitlement Event for each share of Common Stock into which shares of Series A Preferred Stock have been converted the same number and kind of shares of stock as a holder of shares of the Common Stock immediately prior to the Entitlement Event was eligible to receive with respect to such Common Stock pursuant to the Entitlement Event. This provision shall include any reclassification in connection with a merger of another corporation into the Corporation.

              (iii) Certain Distributions. If at any time or from time to time, the holders of Common Stock become entitled to receive an extraordinary distribution consisting of cash, debt securities or property including stock of a subsidiary as a spin-off or split-off, the Corporation shall send written notice at least thirty (30) days but no more than sixty (60) days prior to the record date of shareholders eligible to receive such distribution to the holders of shares of Series A Preferred Stock describing the amount and nature of the distribution, the time fixed for its payment and any conditions thereupon, and if such holder does not elect to convert such holder's shares of Series A Preferred Stock on or before such record date, the holder of such shares of Series A Preferred Stock shall not be eligible to participate in such extraordinary distribution per share of the Common Stock. An extraordinary distribution shall mean any distribution other than periodic payments of cash dividends from profits intended to be regular and recurring. The value of any extraordinary distribution shall be conclusively determined in good faith by an affirmative vote of the Board of Directors of the Corporation.

              (iv) Merger into or Sale of Assets to Another Corporation. If at any time or from time to time, the holders of the Common Stock become entitled to receive stock, securities, property or cash (or any combination of them) by reason of a capital reorganization or dissolution, liquidation or winding-up of the Corporation, a merger with, a consolidation of the Corporation into, a sale of all or substantially all of the assets of the corporation to, another corporation (the "Reorganization Event"), each holder of shares of Series A Preferred Stock shall be entitled to receive upon conversion of such shares of Series A Preferred Stock after the Reorganization Event the same stock, securities, property or cash (or combination of them) as a holder of the same number of shares of the Common Stock into which such shares of Series A Preferred Stock was convertible immediately prior to the Reorganization Event was eligible to receive with respect to such Common Stock pursuant to the Reorganization Event.

              (v) Notice of Adjustments. Upon any adjustment as herein described, then, and in each such case, the Corporation, within 10 days thereafter, shall give notice thereof to each record holder of shares of Series A Preferred Stock stating the adjustment in the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock may be converted and setting forth in reasonable detail the method of calculating and the facts (including a statement of the consideration received or deemed to have been received by the Corporation for any shares of Common Stock) upon which such calculation is based.

          (e) GENERAL. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid, or seek to avoid the observance or performance of any of the terms of this Section 5, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock. The Corporation will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock or other securities into which outstanding shares of Series A Preferred Stock may be converted upon the exercise of any conversion granted herein. The Corporation will not: (1) issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets; and (2) (i) transfer all or substantially all of its properties and assets to any other entity or (ii) consolidate with or merge into any other entity where the Corporation is not the continuing or surviving entity, or (iii) permit any other entity to consolidate with or merge into the Corporation where the Corporation is continuing or surviving entity unless, in connection with such consolidation or merger, unless the conversion rights granted hereby shall survive and apply to the Common Stock, or other securities of the Corporation into which such shares of Series A Preferred Stock can be converted, then issuable as a result of such transaction.

     6.   VOTING RIGHTS.

          (a) GENERALLY. The holders of shares of Series A Preferred Stock originally issued by the Corporation (the "Initial Holders") shall be entitled, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to thirty (30) votes for each share of Series A Preferred Stock owned by them; provided, however, that upon sale, gift or transfer of such shares by an Initial Holder, whether voluntarily, involuntarily, by operation of law including, without limitation, bankruptcy, appointment of a guardian, committee of an incompetent, conservator or custodian or otherwise (but not including by devise, bequest, the laws of inheritance or descent in which case the persons taking such shares of Series A Preferred Stock under such circumstances shares shall be entitled to such thirty (30) votes per share), such shares of Series A Preferred Stock shall be entitled to, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to one vote for each share of Series A Preferred Stock. The holders of shares of Series A Preferred Stock shall vote with the holders of shares of Common Stock as a single class, except to the extent that holders of Common Stock or holders of Series A Preferred Stock shall be entitled to vote as a separate class pursuant to the DGCL.

          (b) RESTRICTIONS ON CREATION OF ADDITIONAL CLASSES OR SERIES OF PREFERRED STOCK. Notwithstanding any other provision of the Certificate of Incorporation, without the vote or consent of the holders of a least a majority of the then outstanding shares of Series A Preferred Stock, the Corporation shall not (i) create or issue or increase the authorized number of shares of any class or classes or series of stock ranking prior to or in parity with the Series A Preferred Stock upon liquidation, (ii) amend or alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences or rights of the Series A Preferred Stock or (iii) authorize any reclassification of the Series A Preferred Stock.

     7. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such distribution junior to the Series A Preferred Stock, an amount equal to Ten Dollars ($10.00) per share. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratable in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all of the assets of the corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series A Preferred Stock.

     8. LIMITTIONS ON DIVIDENDS ON JUNION RANKING STOCK. So long as any Series A Preferred Stock shall be outstanding, the corporation shall not declare any dividends on other class or series of Preferred Stock of the Corporation ranking as to dividends or distributions of assets junior to the Series A Preferred
Stock (any such junior ranking stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections (a) and (b) shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

          (a) Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock; and

          (b) The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.

     9.  RESTRICTIONS ON TRANSFER.

         (a) RESTRICTIONS ON TRANSFER. Neither the Series A Preferred Stock, nor any interest therein, shall be transferable except upon the conditions specified in this Section 9, which conditions are intended to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws in respect of the transfer of any such securities or any interest therein.

          (b) RESTRICTIVE LEGEND. Each certificate, if shares of Series A Preferred Stock shall be issued in certificated form, shall (unless otherwise permitted by the provisions of this Section 9) include a legend in a form similar to the following:

          NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF REPRESENTS THAT IT IS ACQUIRING THESE SECURITIES FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH SECTION 9 OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION COVERING RIGHTS, PREFERENCES AND PRIVILEGES OF THE SERIES A PREFERRED STOCK, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OR THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

          (c) STOP TRANSFER LEGEND. If shares of Series A Preferred Stock shall issued in uncertificated form (unless otherwise permitted by the provisions of this Section 9), the Corporation shall cause its agent for transfer of its securities to place a "stop transfer" legend on the Corporation's stock transfer ledger or other similar records prohibiting the transfer of the shares of Series A Preferred Stock or securities into which such shares have been converted unless the holder thereof shall have complied with the provisions of this
Section 9.

          (d) NOTICE OF PROPOSED TRANSFER. Each holder of shares of Series A Preferred Stock, by his acceptance of such shares, agrees to comply in all respects with the provisions of this Section 9. Prior to any proposed transfer of any shares of Series A Preferred Stock or Common Stock underlying the Series A Preferred Stock, except in the case of registration thereof pursuant to the Securities Act of 1933, as amended, the holder thereof shall give written notice to the Corporation of such holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of such transfer in reasonable detail, and shall be accompanied by (i) a written opinion of counsel reasonably satisfactory to the Corporation, addressed to the corporation, to the effect that the proposed transfer may be effected without registration of the Series A Preferred Stock or the Common Stock underlying the Series A Preferred Stock, or (ii) written assurance from the Securities Exchange commission ("SEC") that the SEC will not recommend any action be taken by it in the event such transfer is effected without registration under such Act. Such proposed transfer may be effected only if the Corporation shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of such shares of Series A Preferred Stock or Common Stock underlying such shares of Series A Preferred Stock shall be entitled to transfer such shares of Series A Preferred Stock or Common Stock underlying such shares of series A Preferred Stock in accordance with the terms of such notice. Each certificate evidencing shares of Series A Preferred Stock or shares of Common Stock underlying shares of series A Preferred Stock so transferred shall bear the legend set forth in Section 9 (b) hereof, and each uncertificated share of Series A Preferred Stock so transferred shall have entered against it in the Corporation's stock transfer ledger or other similar records a "stop transfer" legend, except that either such legend may be removed if the opinion of counsel or written assurance is to the further effect that no such legend nor the restrictions on transfer in this Section 9 are required in order to ensure compliance with such Act.

    10. PREEMPTIVE RIGHTS. The holders of shares of Series A Preferred Stock shall not be entitled to any preemptive or preferential rights for the subscription to any shares of any capital stock of the Corporation.

                            SERIES B PREFERRED STOCK

     1. DESIGNATION. The designation of such series shall be "Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock") and the number of shares constituting such series is Fifty Thousand (50,000). The number of authorized shares of Series B Preferred Stock may be increased or reduced by further resolutions of the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or reduction has been so authorized, but the number of shares of Series B Preferred Stock shall not be reduced below 50,000 unless there shall be less than 50,000 shares of Series B Preferred Stock outstanding, in which case the number of shares of Series B Preferred Stock may be reduced to the number of shares equal to a number of such shares outstanding from time to time. Shares of Series B Preferred Stock shall be evidenced by certificates registered in the name of the record holder of such shares of Series B Preferred Stock.

     2. DIVIDENDS. The Series B Preferred Stock shall be entitled to share pari passu on a share for share basis with the Common Stock of the Corporation if, in any dividends if, as and when declared by the Corporation's Board of Directors.

     3. MANDATORY REDEMPTION. The shares of Series B Preferred Stock shall be redeemed by the Corporation not later than March 31, 2002 (the "Mandatory Redemption Date") at a price per share of $1.00; provided, however, that the Corporation shall have the right at any time prior to the Redemption Date to repurchase all or any portion of the then outstanding shares of Series B Preferred Stock, pro rata, from the holders thereof providing it has funds legally available therefor. Any such repurchase shall be upon thirty (30) days' prior written notice to the holders of the shares of Series B Preferred Stock, which notice shall set forth the number of shares of Series B Preferred Stock to be repurchased from the holder receiving such notice, the date of such repurchase (the "Repurchase Date"), and instructions for tendering certificates representing the shares of Series B Preferred Stock to be repurchased. From and after any Repurchase Date, the holders of shares of Series B Preferred Stock shall have no rights as stockholders with respect to the shares of Series B Preferred Stock so purchased, but shall stand as creditors of the Corporation for the amount of the repurchase price therefor.

     4. SHARES TO BE RETIRED. All shares of Series B Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued as Preferred Stock, but not as shares of Series B Preferred Stock.

     5.   CONVERSION OR EXCHANGE.

          (a) CONVERSION RIGHT. Except as sat forth in subsection 5(c) hereof, at any time prior to the Mandatory Redemption Date set forth in Section 3) hereof, each holder of Series B Preferred Stock shall have the right at any time to convert all, but not less than all, of such holders' shares of Series B Preferred Stock into shares of the Corporation's Common Stock or such other securities into which such Common Stock shall have been converted, or by which the Corporation's Common Stock shall have been replaced, at the rate of one share of Common Stock of the Corporation for each share of Series B Preferred Stock.

          (b) MANDATORY CONVERSION. In the event the Corporation shall engage in an "equity financing" for Common Stock and/or other securities of the Corporation then each outstanding share of Series B Preferred Stock must be converted, in accordance with either the rate in clause (i) or clause (ii) at the option of each holder, into Common stock and for other securities of the
Corporation: (i) the amount of shares of Common Stock or other securities of the Corporation set forth in Section 5(a) hereof or (ii) that number of shares of Common Stock and/or other securities of the Corporation to be offered in such equity financing determined by (A) dividing the aggregate purchase price paid by such holder for his or her shares of Series B Preferred Stock by the aggregate purchase price paid by the purchasers of the corporation's securities in such equity financing and (B) multiplying the resulting quotient by the number of shares of Common Stock and/or other securities of the Corporation to be issued in such equity financing. For purposes of this provision, the term "equity financing" shall mean the sale, in one or more transactions or offerings by the Corporation of its shares of Common stock and/or other securities resulting in aggregate gross proceeds to the Corporation of not less than $2,000,000. In the event the equity financing shall involve transactions with different terms, any election by a holder of Series A Preferred Stock to convert his or her shares Series B Preferred Stock pursuant to subsection (ii) of this Section 5(b) shall be pro rata among the various transactions constituting the equity financing.

          (c) NOTICE OF CONVERSION. Any holder of outstanding shares of Series B Preferred Stock may elect to convert such shares of Series B Preferred Stock into shares of Common Stock by serving written notice on the Corporation setting forth (1) the number of shares of such holder's Series B Preferred Stock to be converted; (2) the date by which such conversion must occur, such date being at least twenty (20) and not more than sixty (60) days after the date of such notice; provided, however, that in the event the Company exercises its right to redeem the Series B Preferred Company Stock prior to the Mandatory Redemption Date set forth in Section 3 hereof, the holders of Series B Preferred Stock shall have the right to elect to convert pursuant to Section 5(a) hereof at any time prior to such early redemption date by written notice to that effect received by the corporation prior to the date set forth in the Corporation's notice of early redemption; (3) whether such shares of Common Stock or other securities are to be evidenced by a single certificate or multiple certificates (in which latter case the denominations of such certificates shall also be set forth); and (4) if such certificates are to be issued in the name or names of a person or persons other than that of the holder of the Series B Preferred Stock so converting, the name(s) and address(es) of such other person(s). Any securities issued pursuant to this subsection (b)(ii) shall be in addition to any securities actually issued in such equity financing.

          (d) ISSUANCE OF CERTIFICATES. Promptly following the effective date of any conversion in accordance with this Section 5, the Corporation shall issue a certificate or certificates evidencing shares of Common Stock and/or other securities of the Corporation into which such shares of Series B Preferred Stock have been converted in accordance with this Section 5.

     6.   CERTAIN ADJUSTMENTS.

          (a) STOCK DIVIDENDS, SPLITS AND COMBINATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive additional shares or fewer shares because of a stock dividend, stock split or combination of shares, the number of outstanding shares of Series B Preferred Stock shall be proportionately and correspondingly adjusted.

          (b) RECLASSIFICATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive a different class of stock ( the "Entitlement Event"), any holder of outstanding shares of Series B Preferred Stock shall be entitled to receive the same number and kind of shares of stock as a holder of shares of the Common Stock immediately prior to the Entitlement Event was eligible to receive with respect to such Common Stock pursuant to the Entitlement Event. This provision shall include any reclassification in connection with a merger of another corporation into the Corporation.

          (c) MERGER INTO OR SALE OF ASSETS TO ANOTHER CORPORATION. If at any time or from time to time, the holders of the Common Stock become entitled to receive stock, securities, property or cash (or any combination of them) by reason of a capital reorganization or dissolution, liquidation or winding-up of the Corporation, a merger with, a consolidation of the Corporation into, a sale of all or substantially all of the assets of the Corporation to, another corporation (the "Reorganization Event"), each holder of shares of Series B Preferred Stock shall be entitled to receive the same stock, securities, property or cash (or combination of them) as a holder of the same number of shares of the Common Stock was eligible to receive with respect to such Common Stock pursuant to the Reorganization Event.

     7. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall be entitled, at all meetings of the Stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to one vote for each share of Series B Preferred Stock owned by them. The holders of shares of Series B Preferred Stock shall vote with the holders of shares of Common Stock as a single class on all matters, except to the extent that holders of Common Stock or holders of Series B Preferred Stock shall be entitled to vote as a separate class only on matters which effect the rights, preferences and privileges of the Series B Preferred Stock.

     8. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to a liquidation preference of Ten Dollars ($10.00) per share, payable out of the assets of the Corporation therefor prior to any payment to the holders of the Corporation's Series A Preferred Stock of Common Stock. In the event the assets of the Corporation are not sufficient to pay such amount in full, the assets legally available therefor shall be paid to the holders of Series B Preferred Stock, pro rata. The consolidation or merger of the corporation with or into any other corporation, or the sale of substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series B Preferred Stock.

     9. LIMITATIONS ON DIVIDENDS ON JUNION RANKING STOCK. So long as any Series B Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets junior to the Series B Preferred
Stock (any such junior ranking stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless the Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock. For purposes of this Section 9, the Corporation's Series A Preferred Stock shall be deemed Junior Stock.

    10.   RESTRICTIONS ON TRANSFER.

          (a) RESTRICTIONS ON TRANSFER. Neither the Series B Preferred Stock, nor any interest therein, shall be transferable except upon the conditions specified in this Section 10, which conditions are intended to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws in respect of the transfer of any such securities or any interest therein.

          (b) RESTRICTIVE LEGEND. Each certificate, if shares of Series B Preferred Stock shall be issued in certificated form, shall (unless otherwise permitted by the provisions of this Section l0) include a legend in a form similar to the following:

          NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREON MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

          (c) NOTICE OR PROPOSED TRANSFER. Each holder of shares of Series B Preferred Stock, by his acceptance of such shares, agrees to comply in all respects with the provisions of this Section 10. Prior to any proposed transfer of any shares of Series B Preferred Stock, except in the case of registration thereof pursuant to the Securities Act of 1933, as amended, the holder thereof shall give written notice to the Corporation of such holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of such transfer in reasonable detail, and shall be accompanied by
(i) a written opinion of counsel reasonably satisfactory to the Corporation, addressed to the Corporation, to the affect that the proposed transfer may be effected without registration of the Series B Preferred Stock, or (ii) written assurance from the Securities Exchange Commission ("SEC") that the SEC will not recommend any action be taken by it in the event such transfer is effected without registration under such Act. Such proposed transfer may be effected only if the Corporation shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of such shares of Series B Preferred Stock shall be entitled to transfer such shares of Series B Preferred Stock in accordance with the terms of such notice. Each certificate evidencing shares of Series B Preferred Stock so transferred shall bear the legend set forth in
Section 10(b) hereof, and each uncertificated share of Series B Preferred Stock so transferred shall have entered against it in the Corporation's stock transfer ledger or other similar records a "stop transfer" legend, except that either such legend may be removed if the opinion of counsel or written assurance is to the further effect that no such legend nor the restrictions on transfer in this
Section 10 are required in order to ensure compliance with such Act.

    11. PREEMPTIVE RIGHTS. The holders of shares of Series B Preferred Stock shall not be entitled to any-preemptive or preferential rights for the subscription to any shares of any capital stock of the Corporation.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     The number of directors of the Corporation shall be determined by resolution of Directors. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                  ARTICLE VII

     (a) To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents (and any other person that Delaware law permits this Corporation to provide indemnification) through by-law provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

     (b) The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the by-laws or say other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     (c) Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses actually or reasonably incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the DGCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the DGCL;
provided that if the DGCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay the Corporation if it is ultimately determined that he or she was not entitled to indemnification.

     (d) The rights to indemnification and advancement of expenses conferred by this Article VII shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights and any rights to indemnification of such directors or officers shall only apply to any loss, liability or expenses incurred by such director or officer in connection with proceedings brought against such persons in the capacities in which they serve the Corporation. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL, as amended and in effect from time to time.

     (e) If a claim under this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the DGCL.

     (f) If the DGCL is hereafter amended to permit the Corporation to provided broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this
Article VII shall be broadened to the fullest extend permitted by the DGCL, as so amended. No amendment to or repeal of this Article VII shall affect or diminish in any way the rights of any indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of any such amendment or repeal.

     (g) Neither the amendment nor repeal of this Article VII nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with Article VII shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

     (h) The Corporation shall be entitled to purchase and maintain indemnity insurance, if it so chooses, to guard against future expenses.

     (i) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, such director (1) shall have breached his duty of loyalty to the Corporation or its stockholders; (2) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (3) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (4) shall have derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereinafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this provision.

                                   ARTICLE IX

     In furtherance and not in limitation of the power conferred by the DGCL, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws of the Corporation.

          THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with
Section 228 of the DGCL.

          FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President this __ day of _____________, 2001.

                                        EPIGEN, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: